UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

BLACKROCK ESG CAPITAL ALLOCATION TERM TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice for ECAT Annual Meeting

Dear [__]

On June 9, 2026, BlackRock ESG Capital Allocation Term Trust (ECAT) will hold its annual meeting of shareholders at which shareholders will be asked to consider and vote on a proposal to elect nine trustees to ECAT’s Board of Trustees. The proposal is described in more detail in the proxy statement that has been filed with the Securities and Exchange Commission on March 31, 2026.

We request that you exercise discretion with respect to voting any and all shares of ECAT over which you or your affiliates may have voting authority.

This communication is not intended to, and does not solicit a proxy from any shareholder of ECAT.